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                                                                    EXHIBIT 10.3

                              CONSULTING AGREEMENT

        This Consulting Agreement (this "Agreement") is made and entered into as of the 1st day of January, 2002, by and between Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), and Dempsey Boyd, an individual resident of Alabama ("Consultant").

                                    RECITALS

        A. Consultant has served the Company in numerous capacities since its founding, including most recently as a member of the Company's board of directors (the "Board of Directors") and as Chairman of the Board of Directors. Effective January 1, 2002, Dempsey Boyd resigned from his position as a member of the Board of Directors and from his position as Chairman of the Board of Directors.

        B. As a result of his extensive service to the Company as a founder, employee, officer and director, Consultant has acquired knowledge, information and experience concerning the Company's business and operations, and the industry in which the Company operates, that is of substantial value to the Company.

        C. The Company desires to engage Consultant as a consultant, and Consultant desires to provide services to the Company as a consultant.

                                    AGREEMENT

        SECTION 1. CONSULTING DUTIES AND EXTENT OF SERVICES. The Company hereby engages Consultant as a consultant, and Consultant agrees to consult with the Company on the terms and conditions set forth in this Agreement. Consultant shall provide such advice and expertise, and shall perform such duties and services from time to time, during the term of this Agreement as the Company shall reasonably request. The services to be provided by Consultant shall include, without limitation, negotiating equipment and tire agreements, reviewing equipment requirements, researching and investigating equipment, advising the Company regarding certain ongoing litigation matters, advising the Company regarding construction projects and providing the Company with an experienced perspective on the trucking industry. Consultant shall perform such services for a term of two (2) years, beginning on the date of this Agreement and ending on the second anniversary hereof. This Agreement may be extended by written consent of the parties hereto. The Company shall provide Consultant with an office and reasonable administrative assistance and shall reimburse Consultant for all reasonable business expenses incurred by Consultant at the direction or request of the Company upon receipt by the Company of documentation of such expenses.

        SECTION 2.      CONSIDERATION.

               (a) As consideration for the services rendered to the Company during the term of this Agreement, Consultant shall receive from the Company monthly payments in the amount of $12,166.67, payable at the end of each month during the term of this Agreement.

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               (b)      As additional consideration for the services rendered to
the Company by Consultant during the term of this Agreement, the Company shall pay for health care insurance for Consultant substantially the same as that provided to the Company's executive officers.

        SECTION 3. RELATIONSHIP OF PARTIES. Nothing contained in this Agreement is intended to create the relationship of employer / employee and Consultant shall be and continue to operate under this Agreement as an independent contractor. Consultant acknowledges and agrees that he is entitled to no compensation or other benefit from the Company with respect to this Agreement other than expressly provided for herein. Consultant shall be solely responsible for his own income and other tax reporting and payment with respect to the fees payable under this Agreement (including, without limitation, self-employment taxes), and the Company shall have no obligation to withhold any portion of the fees provided for under this Agreement for purposes of employee withholding taxes, or otherwise.

        SECTION 4. BINDING EFFECT ON SUCCESSORS, ASSIGNEES, ETC. Neither Party may assign nor may it delegate any rights or obligations hereunder without first obtaining the written consent of the other Party; provided, however, that the Company may assign this Agreement to any of its affiliates. This Agreement shall be binding on and inure to the benefit of any immediate, intermediate or ultimate successor of the business or assets of the Company by way of merger, consolidation, reorganization, dissolution, sale or transfer of assets, liquidation, or otherwise.

        SECTION 5. MERGER CLAUSE. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof, and cannot be amended, modified or supplemented in any respect except by agreement in writing, signed by the parties hereto.

        SECTION 6. CHOICE OF LAW. This Agreement shall be controlled, construed and governed in all respects by the laws of the State of Alabama without regard to conflict of laws and principles.

        SECTION 7. SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                            [Signature Page Follows]

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        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Consultant has executed this Agreement, effective as of the date and the year first above written.



                                              BOYD BROS. TRANSPORTATION, INC.


                                       By     /s/ RICHARD C. BAILEY
                                          --------------------------------------
                                       Its    CFO
                                           -------------------------------------




                                              /s/ DEMPSEY BOYD
                                       -----------------------------------------
                                                      Dempsey Boyd